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                                                                   EXHIBIT 10.32


                           WAREHOUSING LOAN AGREEMENT



         Made this 8th day of September, 1995 between BANCO SANTANDER PUERTO RICO, a banking corporation hereinafter referred to as "LENDER", and FIRST FINANCIAL CARIBBEAN CORPORATION, a corporation organized under the laws of the Commonwealth of Puerto Rico, hereinafter called the "BORROWER".



                                  WITNESSETH:


         WHEREAS, the BORROWER has applied to the LENDER for a mortgage warehousing line of credit, hereinafter referred to as the "LOAN" and as collateral security for the repayment of such LOAN with interest, the BORROWER has agreed to pledge to the LENDER first mortgage promissory notes and mortgages, secured or guaranteed by the Federal Housing Administration (FHA), by the Veterans Administration (VA) and/or conventional mortgages, all of which must be acceptable to Lender, and for which BORROWER has a firm purchase commitment acceptable to LENDER, and

         WHEREAS, the LENDER desires to grant such loans to the BORROWER upon the terms hereinafter set forth.

         NOW THEREFORE, in consideration of the premises, and the mutual covenants, agreements and conditions herein contained, the LENDER hereby accepts the loan application of the BORROWER and agrees to make such loan subject to the following:



                              TERMS AND CONDITIONS
                  ARTICLE ONE: REPRESENTATIONS AND WARRANTIES



         As an inducement to LENDER to make the LOAN to BORROWER, BORROWER covenants with, represents and warrants, except as provided in Schedule I herein, that:
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                 1.1      CORPORATE EXISTENCE AND POWER: The Borrower is and
         will continue to be a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Puerto Rico, that being the only jurisdiction in which it owns real property or conducts business or proposes to do so, and it has all requisite power to own its properties and to carry on its business as now conducted and as proposed to be conducted or carried on.

                 1.2 CORPORATE AUTHORITY. The BORROWER has corporate power and authority to execute, deliver and carry out this agreement and the Notes to be issued hereunder and to pledge the collateral each of which instruments has been duly authorized by all necessary corporate action on its parts.

                 1.3 LITIGATIONS AND COMPLIANCE WITH LAWS. There are no actions, suits or proceedings pending, or to the knowledge of the BORROWER before any court or any governmental department or agency which may result in any material adverse change in the business or condition of the BORROWER; to the best of the knowledge of the BORROWER, it has complied with all applicable statutes and regulations of all governmental authorities having jurisdiction over it, and it is not in default with respect to any order, writ, injunction or decree of any court or governmental agency; there are not to the best of the knowledge of the BORROWER, any claims involving the BORROWER except immaterial claims arising in the ordinary course of business;
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         and the BORROWER has good and marketable dominion title to its respective properties and assets.

                 1.4 COMPLIANCE WITH AGREEMENTS. The BORROWER is not a party to any contract or agreement or subject to any charter or other corporate or other legal restriction of any kind which, in the opinion of the BORROWER, materially and adversely affects the businesses, properties, assets or conditions, financial or otherwise, of the BORROWER; and neither the execution and delivery of this agreement, the consummation of the transaction contemplated herein, nor the compliance with the terms, conditions and provisions of this agreement and of the note will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under the charter or bylaws of the BORROWER or any agreement or other instrument to which the BORROWER is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the BORROWER except as permitted by the provisions hereof.

                 1.5 CONDUCT OF BUSINESS: The BORROWER possesses and will possess at all times during the effective date of this Agreement all franchises and rights necessary for the conduct of its businesses as now; or, hereafter proposed to be conducted, without substantial known conflict with the rights of others.
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                             ARTICLE TWO: THE LOAN

                 2.1 The BORROWER agrees to borrow from LENDER, and LENDER, subject to all of the terms and conditions of this Agreement, agrees to lend to BORROWER up to the total aggregate principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) or to make one or more advances on account of such LOAN, from time to time from date of this agreement. From said amount of THIRTY MILLION DOLLARS ($30,000,000.00) the BORROWER is authorized to use the sum of FIVE MILLION DOLLARS ($5,000,000.00) for non-conforming first conventional mortgages. The BORROWER shall repay the loans for FHA and VA mortgages to the LENDER, its successors or assigns not later than One Hundred Eighty (180) days from date of each advance and the loans for conventional mortgages conforming and non-conforming not later than ninety (90) days from date of each advance, with interest at a fluctuating annual rate equivalent to One Hundred Fifty (150) basis points floating in excess of the net cost to Lender of Eligible Funds as this term is defined in Regulation 5105 issued by the Commissioner of Financial Institutions, computed on the basis of the actual number of days elapsed over a year of 360 days, provided said funds are available at Banco Santander Puerto Rico, and provided further that the use of the funds by Borrower are considered eligible activity ("activated elegible")under the then prevailing regulations. Net cost to Lender will be determined and adjusted every ninety (90) days. In the event that Eligible Funds are not available at Banco Santander Puerto
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         Rico or in the event that the use of funds by Borrower are not considered eligible activity ("activated elegible") under the then prevailing regulations, the annual rate of interest on the advances to be made by Lender to Borrower shall then be the Prime Rate of interest established from time to time by Citibank, N.A. in the city of New York. The Lender will notify the Borrower if Eligible Funds are not available prior to the adjustment of the interest rate as indicated above. So long as the applicable rate of interest is based on the net cost to LENDER of Eligible Funds, LENDER shall give written notice to BORROWER of the applicable rate of interest on or before the fifth
         (5th) day of the corresponding month. Notwithstanding the hereinbefore stated rate of interest payable hereunder, interest at the rate of Two point Twenty Five Percent (2.25%) per annum will be paid on the portion of the principal outstanding balance of the Loan, which shall be equal to the average monthly balance of the Loan, which shall be equal to the average monthly balance of certain non-interest bearing escrow accounts maintained by Borrower with Lender. Interest shall be payable on the fifth day of each month on so much funds as may have been advanced and remain unpaid, on a basis of years of 360 days.

                 Wherever in this agreement reference is made to the LOAN, it shall be deemed to mean a sum equal to the aggregate of the following:

                 1.       All sums disbursed by the LENDER to the BORROWER
                 under the mortgage warehousing line of credit authorized hereunder;
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                 2.       Accrued interest on such disbursements to the date of
                 their repayment; and

                 3. All sums representing expenditures hereafter made or incurred by the LENDER under the powers conferred upon it by the provisions of this agreement together with interest thereon at a rate as hereinbefore indicated from the date of each such payment to and including the date of their repayment.

                 2.2 THE NOTE. BORROWER shall make, execute and deliver to LENDER its Note or Notes, hereafter referred to as the "NOTE", or "NOTES", substantially in the form of Exhibit "A" annexed hereto dated the date of the disbursements and payable with interest as set forth therein maturing on or before One Hundred Eighty (180) days from its issue date in the case of FHA and VA mortgages, and ninety (90) days in all other cases. If any principal of the NOTES is not paid on due date, interest shall accrue and be payable thereon after such due date at the rate indicated. Provided, however that regardless of any statement to the contrary herein or in any other document or instrument, all advances shall be due and payable together with interest, without demand or notice, within a period of not more than One Hundred Eighty (180) days from the date each advance is made, in the case of FHA and VA mortgages, and ninety (90) days in all other cases.

                 2.3 The advances made for VA, FHA and conventional conforming mortgages shall not exceed
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         Ninety Five Percent (95%) of the face amount of the mortgage or mortgages pledged; the advances for conventional non-conforming mortgages shall not exceed Eighty Percent (80%) of the mortgage or mortgages pledged.


                       ARTICLE THREE: COLLATERAL SECURITY


                 3.1 As Collateral Security for the repayment of such loan with interest by the BORROWER to the LENDER and for the performance by the BORROWER of all the terms of this agreement, the BORROWER shall execute, acknowledge and deliver to the LENDER, one or more pledge agreements substantially in the form of Exhibit "B" annexed hereto and simultaneously deliver to LENDER Federal Housing Administration or Veterans Administration first mortgage promissory notes and mortgages on real estate improved by a completed one-family dwelling, together with their corresponding complementary documents listed and set forth in Exhibit "C" hereof, or conventional first mortgages as indicated in
         Article 2.3 above.

                 3.2 BORROWER covenants that the instruments creating LENDER'S security interest in the Collateral shall be in a form satisfactory to LENDER, in the LENDER'S absolute discretion and that it shall make, execute and/or deliver from time to time all necessary instruments as may be necessary or convenient to perfect the LENDER'S security interest in the Collateral.

                 3.3 So long as such loans or any part thereof, together with interest thereon, shall
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         remain unpaid, the LENDER shall have all the rights of an
         unconditional owner of such mortgage promissory notes and mortgages, including but without limitation, the following:

                 (a) The right to declare the entire principal sum of such mortgage promissory notes and mortgages immediately due and payable in the event of a default on the part of any owner of the mortgaged premises in any of the terms of such mortgage promissory notes and mortgages. BORROWER is allowed to cure default by replacing such mortgage or mortgages with others acceptable to LENDER.

                 (b) The right to receive the principal sum of such mortgage promissory notes and mortgages or any part thereof, and upon receipt of the unpaid balance of the principal sum with interest, to execute and acknowledge in its own name and deliver a satisfaction of such mortgage promissory notes and mortgages or an assignment thereof in form to be recorded, and to retain for its own use the sums so received by it and to apply such sums on account of such loan and interest;
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                 (c)      The right to collect all interest thereon which may
                          become due and payable, and to apply such interest on account of the interest due and payable, and to apply such interest on account of the interest due or hereafter to become due to the LENDER from the BORROWER shall not be entitled to any abatement of interest by reason of any sums collected by the LENDER as interest on such mortgage promissory notes and mortgages in advance of the date upon which interest shall become due and payable to the LENDER from the BORROWER on account of such loan;

                 (d) The right in case of default under the terms of such mortgage promissory notes and mortgages by any owner of the mortgaged premises, to institute, prosecute to judgement, settle, or discontinue any proceeding at law or in equity to enforce the collection of the mortgage debt, and to foreclose such mortgage, and the BORROWER shall indemnify the LENDER
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                          against any loss not covered by the mortgage
                          insurance extended by F.H.A. or V.A. as the case might by, which it may sustain by reason of any expense for legal services or otherwise in connection with such proceedings, and shall pay interest thereon at the rate hereinbefore stated; provided, however, that after deduction for the amount of any legal and other expenses necessarily incurred in connection with such foreclosure proceedings, together with interest thereon as aforesaid, the proceeds of sale realized upon such foreclosure of the mortgaged premises shall be applied in reduction of the principal sum of such loan, with interest as at the date of receipt of such proceeds by the LENDER from F.H.A./V.A. insurance or otherwise; and the BORROWER shall pay any balance owing on such loan, with interest, within ten days after the foreclosure sale; upon such foreclosure sale, the LENDER may purchase the mortgaged premises at the best price obtainable without being liable
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                          to account to the BORROWER by reason thereof;

                 (e) The right, in the event that any owner of the mortgaged premises fails to keep the buildings thereon insured against loss by fire for the benefit of the holders of all mortgages on such premises, or fails to pay any tax, or assessment which may be or become a lien thereon, to pay the premiums on such insurance policies to the full insurable value of such buildings, and to pay all such taxes, or assessments together with any interest or penalties due thereon; and the amount so paid, with interest on such payment, at the rate stipulated for the loan, shall be added to the indebtedness of the BORROWER to the LENDER, and the BORROWER shall repay such amounts on demand.


                 3.4 BORROWER will continue to be an F.H.A. approved mortgagee and will retain its right to obtain guaranties of mortgage loans from V.A.

                 3.5 At any time or times BORROWER will, upon request of LENDER, execute and deliver to LENDER any and all such additional documents as in the
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         opinion of LENDER, or its attorneys, may be reasonably and fully necessary to effectuate the purpose of this Agreement.

                 3.6 BORROWER represents and covenants that nothing has been done or omitted nor will BORROWER do or omit, or permit anything to be done or omitted, the effect of which act or omission would operate to impair or invalidate the F.H.A. insurance or V.A. guaranty of any mortgage covered hereunder.

                 3.7 LENDER or any representative designated by LENDER, shall at all reasonable times be permitted to inspect BORROWER'S books and any documents related to the loans hereunder and to take therefrom such abstracts as LENDER or its representative may deem advisable.

                 3.8 BORROWER will pay all fees, and expenses in connection with recording of all mortgages pledged hereunder and of assignments hereof to and reassignments thereof by LENDER or its nominee.

                 3.9 The BORROWER will furnish to the LENDER not later that sixty (60) days following the end of each quarterly accounting period, quarterly statements reflecting the financial condition of the BORROWER as of the date thereof signed by the chief financial officer of the BORROWER and, no later than ninety (90) days after the end of each fiscal year of the BORROWER, annual audited financial statements of the BORROWER certified public accountants acceptable to the LENDER.
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                     ARTICLE FOUR: CONDITIONS PRECEDENT TO
                         THE DISBURSEMENT OF THE LOAN:


                 4.1 The obligation of the LENDER to make disbursements hereunder is subject to the accuracy of all representations and warranties herein contained, to the performance by the BORROWER of its agreements to be performed hereunder on or before the date of each disbursement and to the satisfaction of the following further conditions:

                 (a) The representations and warranties contained in Article One hereof shall be true and correct on and as of the date of each disbursement hereunder with the same effect as though such representations and warranties had been made on and as of such date; and on each such date, no event of default specified in Article Five hereof and no condition, event, or act which, with the giving of notice or the lapse of time or both, would constitute such an event of default, shall have occurred and be continuing or shall exist.

                 (b) The BORROWER shall have, executed and delivered to the LENDER its NOTE substantially in the form of Exhibit "A" annexed hereto, dated the date of the issuance thereof, and
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                          payable as hereinbefore indicated with interest
                          payments monthly as set forth therein.

                 (c) As security for the payment of the LOAN and of each and every advance by the LENDER hereunder, BORROWER shall simultaneously with the issuance of NOTE, evidencing the LOAN or the initial advance thereunder, execute and deliver to the LENDER a Pledge Agreement in the form annexed as Exhibit "B" and shall deliver or cause to be delivered to the LENDER the Collateral and other documents required herein.

                 (d) The BORROWER shall have delivered to the LENDER a Certificate(s) signed by the Secretary or an Assistant Secretary of the BORROWER, dated the closing date, certifying to the adoption by the Board of Directors of BORROWER of Resolutions authorizing the borrowing from LENDER provided herein the execution and delivery of this agreement, the NOTE or NOTES and the Pledge Agreements, the assignment, pledge and delivery
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                          to the LENDER of the Collateral, and the execution
                          and delivery by the BORROWER of all other documents, papers, and instruments as herein required, or which may be required by the LENDER or its counsel.

                 (e) BORROWER shall certify that no event of default specified in Article Five shall have occurred.


                        ARTICLE FIVE: EVENTS OF DEFAULT:


         If one or more of the following described Event of Default shall occur, that is to say:


                 5.1 DEFAULT ON THE LOAN: The BORROWER shall default in the payment of the principal or interest on the Notes when due and the LENDER'S commitment to continue making disbursement hereunder shall thereupon terminate. The LENDER shall then have the right to acquire and retain absolute title to the mortgage promissory notes and mortgages pledged to it pursuant to the terms of this agreement. BORROWER agrees that if the LOAN is foreclosed, all mortgages comprising the collateral used as security for this warehousing loan, shall be transferred forthwith by BORROWER to LENDER for its absolute control and the LENDER will continue to service said mortgages without incurring any fees, cost or expense for the transfer of such servicing to the LENDER, for all of which fees, costs and
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         expenses BORROWER hereby agrees to indemnify and hold the LENDER harmless from.


                 5.2 INSOLVENCY: The BORROWER shall become insolvent or unable to pay its debts as they mature, or shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or to effect a plan or other arrangement with creditors, or shall file an answer consenting to or take any other action indicating acquiescence in an involuntary petition pursuant to or purporting to be pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors or to an agent (authorized to liquidate any substantial amount of its assets) or shall apply for or consent to the appointment of any receiver or trustee for it or for a substantial part of its property.


                 5.3 RECEIVERSHIP. An order shall be entered and shall not be dismissed or stayed within thirty (30) days from the filing of a petition therefor, its entry being pursuant to or purporting to be pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction approving an involuntary petition seeking reorganization of, or to effect a plan or other arrangement with creditors of the BORROWER, or appointing any receiver or trustee for the BORROWER or for a substantial part of the property of the BORROWER.


                 5.4 MISREPRESENTATIONS. Any representation, covenant or warranty herein made by the BORROWER,
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         or any certificate or statement furnished pursuant to the provisions of this Agreement, shall prove to have been false or misleading in any material respect as of the time made.


                 5.5 LACK OF PERFORMANCE. The BORROWER shall default in the performance of any other covenant, condition, or provision thereof, or the BORROWER shall default in the performance of any other obligation which may exist between it and the LENDER either on the date hereof or in the future, and such default shall not be remedied within a period of thirty (30) days after written notice thereof to the BORROWER from the LENDER.


                 5.6 JUDGMENTS. The rendering of a judgment for the payment of money against BORROWER and any such judgment shall remain unsatisfied and in effect for any period of sixty (60) consecutive days without a stay of execution, then and in any such event, the Notes outstanding hereunder and interest accrued thereon, and all liabilities of the BORROWER hereunder, shall become forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived.


                     ARTICLE SIX: RETURN OF THE COLLATERAL


                 6.1 If all the terms of this agreement are fully performed by the BORROWER, and upon the receipt by the LENDER of the entire principal sum of such warehousing loans together with interest thereon, the LENDER shall return to the BORROWER the Collateral without recourse.
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                          ARTICLE SEVEN. MISCELLANEOUS


                 7.1 NO WAIVER. No delay or failure of the LENDER, or the holder of any Note in exercising any right, power and privilege hereunder shall affect such right, power of privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the LENDER hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval or any kind or character on the part of the LENDER of any breach or default under this agreement or any waiver on the part of any party hereto of any provision or condition of this agreement, must be in writing and shall be effective only to the extent in such writing specifically set forth. In the event of any action at law or suit in equity in relation to this agreement or the NOTES, the BORROWER, in addition to all other sums which the BORROWER may be required to pay, will pay a liquidated sum equal to Ten Percent (10%) of the then outstanding balance of this loan for attorney's fees. Nothing in this agreement shall be deemed any waiver or prohibition of the LENDER'S right of banker's lien, or set off.


                 7.2 SURVIVAL OF COVENANTS; NOTICE. All representations, warranties, covenants and agreements of the BORROWER contained herein or otherwise in writing shall survive the making of
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         loans hereunder and the issuance of any Note. All notices, statements, requests, and demands given to or made upon any party hereto in accordance with the provisions of this agreement shall be deemed to have been given or made when deposited in the certified mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, charges, prepaid, addressed to such party as the address or addresses written below its signature hereto, or in accordance with any unrevoked written direction from such party to the other parties hereto, except in cases where it is expressly provided that such notice, request or demand shall not be effective until received by the party to whom it is addressed.


                 7.3 OUT OF POCKET EXPENSE. The BORROWER agrees to pay and save the LENDER harmless against liability for the payment of all out of pocket expenses of the LENDER arising in connection with this transaction, including the reasonable fees and expenses of counsel for the LENDER. The LENDER may deduct from any disbursement to be made under this agreement any amount necessary for the payment of any fees and expenses relation to examinations of title, including costs of surveys, charges or appraisals, inspections, drawings of paper, mortgage recording fees, revenue stamps, if any, and architect's engineer's and legal and notarial fees, and any expenses incurred in the procuring or the making of this loan, and in the payment of any insurance premiums, mortgages, taxes, assessments and other charges, liens and encumbrances upon any of the properties that are mortgaged or encumbered
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         as security for the collateral, whether before or after making of this loan and any other amounts necessary for the protection of said collateral, and appraise such amount in making said payment and all sums so applied shall be deemed advances under this agreement and secured by the collateral.


                 7.4 SUCCESSORS AND ASSIGNS. All of the terms of this agreement shall be binding upon the successors, and assigns of BORROWER or any such successor or assign, and shall inure to the benefit of and be enforceable by the LENDER and its successors and assigns and any holder or holders of the NOTE(S) evidencing the advances made by the LENDER hereunder.


                 7.5 GENDER AND HEADINGS. Where the context so requires, the singular shall include the plural and the plural the singular and the use of any gender shall include the masculine, the feminine and the neuter gender. The headings in this agreement are for purposes of references only and shall not limit or otherwise affect any of the terms hereof.


                 7.6 APPLICABLE LAW. The provisions of this contract shall be interpreted and applied in accordance with the laws of the Commonwealth of Puerto Rico. This agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and subsides all prior and contemporaneous agreements and understandings of the parties in connection therewith. No covenant or condition not expressed in this agreement shall
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         affect or be effective to interpret, change or restrict this agreement. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing.


                 7.7 No mortgage shall be eligible for pledge hereunder, unless it complies with the following terms and conditions:

                 (a) The mortgage when delivered in pledge hereunder complies with all requirements of Exhibit "C" annexed hereto and is accompanied by all other instruments and documents required by said Exhibit "C".

                 (b) The original principal amount of any mortgage pledged hereunder shall at the time of pledge in no event exceed any limitation prescribed by the Permanent Lender, FHA or VA

                 (c)      It shall not be in default.

                 (d) All FHA, VA or Conventional Mortgages shall constitute a valid first lien on premises improved by a completed one family dwelling in recordable form.

                 (e) No mortgage shall be pledged pursuant to this Agreement if any officer, stockholder or director of BORROWER, under whatever terms may be used for such relationships, or any
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                          affiliated, or subsidiary corporation of BORROWER,
                          shall own any interest in the mortgaged property or shall have any direct or contingent obligation for payment of the mortgage, either collaterally or otherwise.

                 (f) It is has theretofore been pledged with LENDER or any other lender under any other agreement.

                 (g)      It shall secure a note of the owner of the property

                          (1) naming BORROWER as obligee without any intervening assignment,

                          (2)     bearing interest at the maximum rate
                          permitted for such note by the rules and regulations of the Federal Housing Administration (FHA) Veterans Administration (VA) or the laws of the Commonwealth of Puerto Rico as the case may be.

                          (3) having a maturity of not more than the maximum period of time, at the time, permitted by law of rules and regulations applicable to FHA or VA mortgages, as the case may be.

                          (4) dated up to one hundred twenty (120) days prior to the date it is delivered in pledge to LENDER. LENDER may accept Mortgages dated up to two years prior to the date they are delivered in pledge to LENDER, subject to the following conditions: (i) only FHA, VA and conventional conforming mortgages will be accepted, (ii) the total aggregate loans for such mortgages will not exceed the sum of four million dollars ($4,000,000.00), and (iii) requests for advances on such mortgages will be based on the principal outstanding balance of the respective Mortgage Notes, and will be accompanied by Payment History Reports of the Mortgage Notes for the last 12 months preceding the date of pledge, evidencing satisfactory payment histories and that the Mortgage Notes are current.

                 LENDER reserve the right not to make advances on mortgages that fails to comply with the standards hereinbefore established.

                 7.8 At any time after the date of pledging a mortgage hereunder BORROWER may pay to LENDER the amount of the advance in respect to such mortgage and interest accrued thereon, and withdraw such mortgage and the instruments and documents relating thereto from pledge hereunder.

                 If at any time LENDER shall notify BORROWER that, in the sole judgment of LENDER, any pledged mortgage, or any instrument or document relating thereto, is unsatisfactory collateral for the loan hereunder, whether because of failure of the mortgage or any instruments or documents relating thereto to conform to the requirements of this Agreement or for failure to comply with any applicable legal requirements, and shall demand that BORROWER withdraw said mortgage, BORROWER, will, within seven (7) days after such demand, pay to LENDER the amount of the advance in respect to such mortgage and interests accrued thereon and withdraw such mortgage and the instruments and documents relating thereto from pledge hereunder and in defect thereof the LENDER may charge said amount to BORROWER'S account with the LENDER.

                 If, in the case of any mortgage pledged hereunder:

                 (1) such mortgage shall remain in pledge hereunder beyond the expiration date of the firm commitment for its purchase, or beyond the expiration of One Hundred Eighty (180) days for FHA and VA mortgages; and Ninety (90) days for conventional mortgages, from the date it was pledged, whichever first occurs, or

                 (2) any default (as defined in the mortgage and/or applicable rules and regulations of FHA or VA, as the case may
                 be) under such mortgage shall occur and continue for a period in excess of sixty (60) days, or

                 (3) the FHA insurance endorsement or the VA loan guaranty certificate relating to such mortgage shall not have been obtained and delivered to LENDER within forty five days after the pledge of such mortgage. Borrower shall forthwith pay to LENDER, the amount of the advance in respect to such mortgage, and accrued interest thereon, and withdraw such mortgage and the instruments and documents relating thereto from pledge hereunder and in defect thereof the LENDER may charge said amount to BORROWER'S account with the LENDER.

                 Notwithstanding any of the foregoing, the BORROWER may, in lieu of paying the advance with respect to the unsatisfactory or defaulted mortgage, substitute and pledge to the LENDER additional mortgage(s) eligible for pledge hereunder in the aggregate principal amount equal to or greater than the principal amount of the mortgage required to be withdrawn from pledge.


                 7.9 SALE TO PERMANENT INVESTOR. LENDER will be under no obligation to return to BORROWER the collateral given as security for the payment of the disbursements made by LENDER to BORROWER under this Warehousing Loan Agreement until all the disbursements made by BORROWER to LENDER pertaining to such collateral, plus interest thereon has been fully satisfied.

                 All collateral that will be used for a GNMA or FNMA pool or that is to be sold to permanent investors will be maintained in the custody of Lender's Trust Department where the initial certification, custody and final certification will be performed or will be processed as follows:

                 There are three options for processing the withdrawal of collateral for certifications:

                 1. By establishing a custodial relationship with the Trust Department; wherein the initial certification, custody and final certifications will be performed and maintained; delivery of the issued GNMA or FNMA certificate will be performed in the name of Lender or any other party acceptable to Lender. Lender will, upon payment, deliver said certificate endorsed with signature guarantee to the Borrower;

                 2. By establishing a custodial relationship with a principal financial institution in Puerto Rico, other than Banco Santander Puerto Rico, which is acceptable to Banco Santander Puerto Rico, that will receive the collateral withdrawn from the custody of Banco Santander Puerto Rico and who is willing and able to grant Banco Santander Puerto Rico a receipt pursuant to which the custodial bank will be responsible of the collateral delivered to it, will issue a trust receipt, properly executed, and pursuant to which said custodial bank will assume responsibility for the collateral and will make arrangements for the timely payment to the LENDER of the amounts owed therefrom in a period of twenty (20) working days from the date of delivery of the collateral to the BORROWER and in the event that such payment is not timely received, LENDER may, at its option, charge the same to the BORROWER and BORROWER shall forthwith pay the same to the LENDER through the client's warehousing line of credit.

                 The BORROWER may use a book entry system which entails no further physical transfer of the collateral under the two foregoing options.

                 3. In the case of sales to the Fannie Mae Cash Window Program, by accompanying a Trust Receipt issued by Borrower in form and substance acceptable to the Lender, identifying its purpose of sale to the Fannie Mae Cash Window Program, along with documents evidencing the commitment to purchase the Mortgages, such as the Fannie Mae Purchase Commitment. The Trust Receipts issued hereunder will not exceed a period of five (5) business days, and the aggregate amount of outstanding Trust Receipts shall not exceed Three Million Dollars ($3,000,000.00).

                 4. By paying all the amounts owed under the warehousing line of credit related to the particular advances for which the collateral is requested to be withdrawn for certification.


                 7.10 LENDING PERIOD. All terms and conditions of this agreement will remain in effect until JUNE 30, 1996, unless sooner terminated in accordance with the terms and conditions hereinbefore set forth, or extended for an additional period or periods by mutual agreement between the parties hereto.

                 7.11 RECORD KEEPING. BORROWER shall maintain a complete record in connection with each mortgage which is pledged to LENDER pursuant to the provisions of this agreement and all complementary documents necessary to sell the mortgage to the investors. Each and all such records and documents shall be considered to be part of LENDER'S collateral security as long as the mortgage to which it relates shall remain pledged and such records and documents shall be delivered to LENDER at any time upon demand.


                 7.12 EFFECTIVE DATE. This agreement shall become effective when signed by both parties hereto.


                 7.13 COMPLIANCE WITH REGULATION 5105. In the event that any mortgage note given by Borrower to Lender as collateral security under this agreement is subject to Section 6.2.4(b) (vi) B of Regulation 5105 (Reglamento de Instituciones Elegibles) published by the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico, as amended, Borrower will also comply with the Provisions of Section 6.4.3(d) of said Regulation.


         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their duly authorized officers, at San Juan, Puerto Rico on the date first above stated.

BANCO SANTANDER PUERTO RICO               FIRST FINANCIAL CARIBBEAN
                                          CORPORATION

/s/ Eli Belendez Soltero                  /s/ Mario S. Levis


/s/ Hector Horta Merly

Affidavit Number 24,184 (Copy). Subscribed and acknowledged to before me by Mario S. Levis, as Authorized Agent of First Financial Caribbean Corporation, of legal age, single and resident of San Juan, Puerto Rico, and by Eli Belendez Soltero and Hector Horta Merly, as Authorized Agents of Banco Santander Puerto Rico, both of legal age, single and married, respectively and residents of Guaynabo and San Juan, Puerto Rico, respectively, personally known to me at San Juan, Puerto Rico, this 8th day of September, 1995.



                 [SEAL]  NOTARY PUBLIC